Exhibit 99.1

CHRYSLER GROUP REPORTS THIRD-QUARTER NET INCOME OF $464 MILLION

MODIFIED OPERATING PROFIT FOR THE QUARTER WAS $862 MILLION, FROM $706 MILLION A YEAR AGO

•	Chrysler Group LLC net income for the third quarter of 2013 was $464 million, an increase of 22 percent from $381 million a year ago

•	Net revenue for the third quarter was $17.6 billion, up 13.5 percent from a year ago

•	Modified Operating Profit(b) increased 22 percent to $862 million in the third quarter, from $706 million a year earlier

•	Free Cash Flow(e) for the third quarter was negative $343 million; Cash(d) as of Sept. 30, 2013, was $11.5 billion, down from $11.9 billion at both June 30, 2013, and Sept. 30, 2012

•	Net Industrial Debt(f) was $888 million at Sept. 30, 2013, up from $656 million at June 30, 2013, and $693 million a year ago

•	Worldwide vehicle shipments were 593,000 for the quarter, up 6 percent from 559,000 a year ago

•	Worldwide vehicle sales for the third quarter were 603,000, up 8 percent from a year ago, driven primarily by a 16 percent increase in U.S. retail sales

•	U.S. market share was 11.2 percent for the third quarter, compared with 11.3 percent a year ago; Chrysler Group market share was 14.3 percent in Canada, the same as a year ago

•	Full-year 2013 guidance is confirmed

AUBURN HILLS, Mich., Oct. 30, 2013 – Chrysler Group LLC today reported its preliminary third-quarter 2013 results, including net income of $464 million, an increase of 22 percent from $381 million in the same quarter a year earlier. The third quarter marks the Company’s ninth consecutive quarter of positive net income. Net income for the first nine months of 2013 totaled more than $1.1 billion.

Net revenue was $17.6 billion for the third quarter of 2013, up 13.5 percent from $15.5 billion for the same period last year, primarily driven by an increase in vehicle shipments, including the Jeep Grand Cherokee and Ram pickup trucks. Net revenue totaled $50.9 billion for the first nine months of 2013.

“Chrysler Group’s ninth consecutive quarter of positive net income highlights our commitment to producing award-winning vehicles for consumers, such as the Jeep Grand Cherokee and the Ram 1500,” Chrysler Group LLC Chairman and CEO Sergio Marchionne said. “We also are pleased to introduce the already award-winning Jeep Cherokee to the lineup, as it launches into the largest SUV segment in the United States.”

CHRYSLER GROUP LLC ($Mils)	Q3 2013	Q3 2012	Q3 2013 B/(W) Q3 2012	Q3 YTD 2013	Q3 YTD 2012	YTD 2013 B/(W) YTD 2012
Net Revenue	17,564	15,478	2,086	50,943	48,632	2,311
Modified Operating Profit	862	706	156	2,105	2,201	(96)
Modified EBITDA	1,573	1,305	268	4,106	4,113	(7)
Net Income	464	381	83	1,137	1,290	(153)
Add: Loss on Extinguishment of Debt	—	—	—	23	—	23

Adjusted Net Income(a)	464	381	83	1,160	1,290	(130)
Cash	11,491	11,947	(456)

Note –	Refer to the Non-U.S. GAAP Financial Measures and Other Items section of this release for information regarding non-GAAP financial measures

Modified Operating Profit was $862 million, or 4.9 percent of net revenue, in the third quarter, versus $706 million reported in the prior year. The 22 percent increase was primarily due to higher shipment volumes and positive pricing, partially offset by higher industrial and launch-related costs and vehicle content enhancements. Modified Operating Profit was $2.1 billion for the first nine months of 2013.

1 | Page

Modified EBITDA(c) was $1.6 billion in the third quarter, or 9.0 percent of net revenue, compared with $1.3 billion in the prior year, or 8.4 percent of net revenue. Modified EBITDA was $4.1 billion for the first nine months of 2013.

Cash as of Sept. 30, 2013, was $11.5 billion, down from $11.9 billion as of both June 30, 2013, and Sept. 30, 2012. Total available liquidity as of Sept. 30, 2013, was $12.8 billion, including $1.3 billion available under a revolving credit facility. Free Cash Flow was negative $343 million for the third quarter of 2013, which included the July $600 million scheduled annual VEBA Trust Note payment of interest, and was also affected by the shipment hold of the new Jeep Cherokee at quarter’s end. Third-quarter 2012 Free Cash Flow was negative $65 million, which included a lower scheduled VEBA Trust Note interest payment of $400 million. For the first nine months of 2013, Free Cash Flow was $197 million.

Financial liabilities at Sept. 30, 2013, totaled $12.4 billion, down from $12.5 billion as of June 30, 2013, and $12.6 billion as of Sept. 30, 2012. Net Industrial Debt(f) was $888 million at the end of the quarter, versus $656 million at June 30, 2013, and $693 million at Sept. 30, 2012. Interest expense for the third quarter was $256 million, compared with $273 million a year ago.

Worldwide vehicle shipments for the quarter were 593,000, including 19,000 contract manufactured vehicles, an increase of 6 percent from the third quarter of 2012 when the Company shipped 559,000 vehicles, including 8,000 contract manufactured vehicles. The Jeep Cherokee, our all-new mid-size SUV, began shipping to dealers in late October 2013. Worldwide vehicle shipments for the first nine months of 2013 totaled more than 1.8 million vehicles.

Worldwide vehicle sales were 603,000 for the third quarter, up 8 percent from 556,000 vehicles sold in the third quarter of 2012, driven largely by a 16 percent increase in the Company’s U.S. retail sales. Chrysler Group’s September 2013 U.S. sales reflected the Company’s 42nd consecutive month of sales gains. The result demonstrates the positive sales momentum of Chrysler Group’s product portfolio, including the Jeep Grand Cherokee and the Ram 1500 pickup.

Chrysler Group’s U.S. market share was 11.2 percent for the third quarter, compared with 11.3 percent a year ago; market share in Canada was 14.3 percent, the same as the prior year.

U.S. dealers’ days’ supply of inventory at the end of September 2013 was 62 days, lower than the 68 days at the end of June 2013, and 65 days at the end of September 2012.

International vehicle sales (outside North America) for the quarter increased 20 percent from the third quarter of 2012, to 82,000, including 15,000 vehicles manufactured by Chrysler Group and sold by Fiat S.p.A.

Full-Year 2013 Guidance

The targets for full-year 2013 are confirmed as follows:

•	Worldwide vehicle shipments of ~2.6 million

•	Net revenue of $72-$75 billion

•	Modified Operating Profit of $3.3-$3.8 billion

•	Net income of $1.7-$2.2 billion

•	Free Cash Flow of ≥$1 billion

2 | Page

Significant Corporate Events in the Third Quarter of 2013 and Subsequent

Oct. 10: Chrysler Group confirmed investments totaling $1.2 billion in two Saltillo (Mexico) facilities and the creation of 1,570 jobs. Of the total investment, $1.1 billion was invested in the construction of the new Van Assembly Plant to produce the Ram ProMaster commercial vehicle. The additional $164 million will add a new production line to assemble Tigershark engines at the Saltillo North Engine Plant.

Sept. 23: Chrysler Group LLC filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) relating to a proposed initial public offering of common stock. The common stock to be sold in the offering are proposed to be sold by the UAW Retiree Medical Benefits Trust (the “VEBA Trust”), which has exercised demand registration rights under a shareholders’ agreement to which Chrysler Group LLC is a party. The VEBA Trust will receive all of the net proceeds from the proposed offering. The number of shares to be offered and the price range for the offering have not yet been determined. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. A copy of the preliminary prospectus, when available, may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling (866) 803-9204. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Aug. 7: Chrysler Group announced plans to invest $52 million in its engine plants in Trenton and Dundee, Mich., to increase capacity of the Tigershark engine.

Product News

•	The Texas Auto Writers Association (TAWA) named the all-new 2014 Jeep Cherokee “Compact SUV of Texas”

•	TAWA named the 2014 Jeep Grand Cherokee “SUV of Texas,” the 2013 Jeep Grand Cherokee Summit “Luxury Mid-Size SUV of Texas,” and awarded its 3.0-liter EcoDiesel Engine “Best Powertrain;” TAWA also named the 2014 Jeep Wrangler “Off-Road Utility Vehicle of Texas”

•	TAWA awarded the 2014 Dodge Durango “Full-Size SUV of Texas”

•	TAWA named the Ram Truck Brand “Truck Line of Texas”; the 2014 Ram 1500 “Truck of Texas,” “Full-Size Pickup Truck of Texas” and “Luxury Pickup Truck of Texas”; and the 2014 Ram 2500 “Heavy Duty Truck of Texas”; TAWA also named the 2014 Ram 2500’s five-link coil rear suspension “Best Technology”; TAWA named the 2014 Ram ProMaster “Commercial Vehicle of Texas”

•	AutoPacific named the 2013 Chrysler Town & Country the “Most Ideal Minivan” and the Ram Truck Brand the “Most Ideal Popular Brand” in its 2013 Ideal Vehicle Awards

•	The 2014 Jeep Grand Cherokee won the Cars.com/USA Today “Midsize SUV Challenge”

•	The 2013 Dodge Dart was named a “Top Safety Pick” by the Insurance Institute for Highway Safety

•	J.D. Power & Associates named the Ram Truck Brand its highest ranking non-premium brand and the 2013 Fiat 500 the highest ranked city car in its APEAL Study

3 | Page

•	The Northwest Automotive Press Association named the 2013 Fiat 500e the “Top Electric Vehicle” in its Drive Revolution Green-Car Competition

•	The editors of Kelley Blue Book’s KBB.com named the 2013 Fiat 500L to its list of “10 Best Back-to-School Cars” for the 2013-14 school year

Additional Information

The Company will present its preliminary third-quarter 2013 financial results during an analyst webcast and conference call at 9:30 a.m. Eastern Daylight Time on Oct. 30, 2013, at www.chryslergroupllc.com. A recording of the call will be posted on the same Chrysler Group website about 90 minutes after the conclusion of the call.

The Company intends to publish financial statements for the quarter ended Sept. 30, 2013, prepared in accordance with U.S. GAAP, in November 2013, when it plans to file its Quarterly Report on Form 10-Q with the SEC.

In accordance with IFRS, Fiat S.p.A. was required to consolidate Chrysler Group’s IFRS financial results in its consolidated financial statements effective May 24, 2011. Certain preliminary Chrysler Group financial results prepared in accordance with IFRS will be included in the Fiat S.p.A. earnings release, which will be available on the Investor Relations tab of the Fiat S.p.A. website on or after Oct. 30, 2013, http://www.fiatspa.com/en-US/investor_relations/investors/Pages/investors.aspx.

Non-U.S. GAAP Financial Measures and Other Items

(a)	Adjusted Net Income (Loss) is defined as net income (loss) excluding the impact of infrequent charges, which includes losses on extinguishment of debt. The reconciliation of net income to Adjusted Net Income, Modified Operating Profit (defined below) and Modified EBITDA (defined below) for the three and nine months ended Sept. 30, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.

(b)	Modified Operating Profit (Loss) is computed starting with net income (loss), and then adjusting the amount to (i) add back income tax expense and exclude income tax benefits, (ii) add back net interest expense (excluding interest expense related to financing activities associated with vehicle lease portfolio the Company refers to as Gold Key Lease), (iii) add back (exclude) all pension, other postretirement benefit (OPEB) and other employee benefit costs (gains) other than service costs, (iv) add back restructuring expense and exclude restructuring income, (v) add back other financial expense, (vi) add back losses and exclude gains due to cumulative change in accounting principles, and (vii) add back certain other costs, charges and expenses, which include charges factored into the calculation of Adjusted Net Income (Loss). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA (defined below) for the three and nine months ended Sept 30, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.

4 | Page

(c)	Modified EBITDA is computed starting with net income (loss) adjusted to Modified Operating Profit (Loss) as described above, and then adding back depreciation and amortization expense (excluding depreciation and amortization expense for vehicles held for lease). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA for the three and nine months ended Sept. 30, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.

(d)	Cash is defined as cash and cash equivalents.

(e)	Free Cash Flow is defined as cash flows from operating and investing activities, excluding any debt-related investing activities, adjusted for financing activities related to Gold Key Lease. A reconciliation of net cash provided by (used in) operating and investing activities to Free Cash Flow for the three and nine months ended Sept. 30, 2013, and 2012, is detailed in Table 2 of the attachment to the press release.

(f)	Net Industrial Debt is defined as financial liabilities less Cash. A reconciliation of financial liabilities to Net Industrial Debt at Sept. 30, 2013, June 30, 2013, and Sept. 30, 2012, is detailed in Table 3 of the attachment to the press release.

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, including, but not limited to: the effective implementation of the Chrysler Group LLC 2010 – 2014 Business Plan outlined on November 4, 2009 and subsequent updates, including successful vehicle launches; industry SAAR levels; continued economic weakness, especially in North America, including continued high unemployment levels and limited availability of affordably priced financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from natural disasters and other events impacting our supply chain; and the continuation of, and our ability to realize benefits from, our industrial alliance with Fiat. In addition, any projections or targets on future performance are based on the assumption that the Company maintains its status as a partnership for U.S. federal and state income tax purposes and do not consider the impact of a potential conversion into a corporation. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made. Further details of potential risks that may affect Chrysler Group are described in Chrysler Group LLC’s periodic reports filed with the SEC.

About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 to establish a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, SRT, FIAT and Mopar vehicles and products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899.

5 | Page

Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300 and Town & Country, Jeep Grand Cherokee, Dodge Dart, Ram 1500, SRT Viper and Fiat 500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.

Contacts:

Media Inquiries		Investor Relations
Gualberto Ranieri 248.512.2226	Shawn Morgan 248.512.2692	Tim Krause 248.512.2923

# # #

6 | Page

Attachment

These financial results are presented on a preliminary basis and will be superseded by the financial results included in Chrysler Group’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2013, to be filed with the SEC in November 2013.

Table 1: Reconciliation of Net Income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA

CHRYSLER GROUP LLC ($Mils)	Q3 2013	Q3 2012	Q3 2013 B/(W) Q3 2012	Q3 YTD 2013	Q3 YTD 2012	YTD 2013 B/(W) YTD 2012
Net Income	464	381	83	1,137	1,290	(153)
Add:
Loss on Extinguishment of Debt	—	—	—	23	—	23
Adjusted Net Income	464	381	83	1,160	1,290	(130)
Add (Deduct):
Income Tax Expense	146	56	90	215	194	21
Net Interest Expense	247	261	(14)	755	794	(39)
Other Employee Benefit Costs (Gains) \1	3	10	(7)	(27)	(32)	5
Restructuring (Income) Expenses, Net & Other	2	(2)	4	2	(45)	47
Modified Operating Profit	862	706	156	2,105	2,201	(96)
Add:
Depreciation and Amortization Expense \2	711	599	112	2,001	1,912	89
Modified EBITDA	1,573	1,305	268	4,106	4,113	(7)

\1	Includes interest cost, expected return on plan assets and amortization of unrecognized losses
\2	Excludes depreciation and amortization expense for vehicles held for lease

Table 2: Reconciliation of Net Cash Provided By (Used In) Operating and Investing Activities to Free Cash Flow

CHRYSLER GROUP LLC ($Mils)	Q3 2013	Q3 2012	Q3 2013 B/(W) Q3 2012	Q3 YTD 2013	Q3 YTD 2012	YTD 2013 B/(W) YTD 2012
Net Cash Provided By Operating Activities	423	1,135	(712)	2,610	5,477	(2,867)
Net Cash Used In Investing Activities	(766)	(1,200)	434	(2,413)	(2,934)	521
Investing activities excluded from Free Cash Flow:
Change in Loans and Notes Receivables	—	—	—	—	(1)	1
Financing activities included in Free Cash Flow:
Repayments of Gold Key Lease Financing	—	—	—	—	(41)	41
Free Cash Flow	(343)	(65)	(278)	197	2,501	(2,304)

Table 3: Reconciliation of Financial Liabilities to Net Industrial Debt

CHRYSLER GROUP LLC ($Mils)	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012
Financial Liabilities	12,379	12,537	12,640
Less: Cash	(11,491)	(11,881)	(11,947)
Net Industrial Debt	888	656	693

7 | Page